   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 1997


                                                       REGISTRATION NO. 33-97794
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 2


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                     CRESCENT REAL ESTATE EQUITIES COMPANY


            (FORMERLY KNOWN AS CRESCENT REAL ESTATE EQUITIES, INC.)

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                    TEXAS                                                                         52-1862813
(STATE OR OTHER JURISDICTION OF ORGANIZATION)                                         (IRS EMPLOYER IDENTIFICATION NO.)



                          777 MAIN STREET, SUITE 2100


                            FORT WORTH, TEXAS 76102


                           TELEPHONE: (817) 877-0477

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ------------------
                               GERALD W. HADDOCK
                     CRESCENT REAL ESTATE EQUITIES COMPANY
                          777 MAIN STREET, SUITE 2100
                            FORT WORTH, TEXAS 76102
                           TELEPHONE: (817) 877-0477
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ------------------
                                   Copies to:

       ROBERT B. ROBBINS, ESQ.                                            DAVID M. DEAN, ESQ.
      SYLVIA M. MAHAFFEY, ESQ.                                   CRESCENT REAL ESTATE EQUITIES COMPANY
  SHAW, PITTMAN, POTTS & TROWBRIDGE                                   777 MAIN STREET, SUITE 2100
         2300 N STREET, N.W.                                            FORT WORTH, TEXAS 76102
       WASHINGTON, D.C. 20037

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
   From time to time after the effective date of the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act of 1933, please check the following box. [ ]
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


     Crescent Real Estate Equities Company (formerly Crescent Real Estate Equities, Inc.) (the "Company") registered hereunder $500,000,000 of securities, to be issued, as determined by the Company, as shares of its preferred stock, shares of its common stock, or warrants exercisable for shares of its common stock. The Company sold shares of its common stock hereunder for an aggregate offering price of $483,212,500. The Company hereby deregisters the remaining $16,787,500 of the securities covered hereby.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 14th day of February, 1997.


                                        CRESCENT REAL ESTATE EQUITIES COMPANY


                                        By:       /s/ GERALD W. HADDOCK
                                           -------------------------------------
                                                     GERALD W. HADDOCK
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


               SIGNATURES                                TITLE                        DATE
----------------------------------------   ---------------------------------   ------------------

        * /s/ RICHARD E. RAINWATER         Trust Manager and Chairman of the   February 14, 1997
----------------------------------------     Board
          RICHARD E. RAINWATER

            /s/ JOHN C. GOFF               Trust Manager and Vice Chairman     February 14, 1997
----------------------------------------     of the Board
              JOHN C. GOFF

         /s/ GERALD W. HADDOCK             Trust Manager, President and        February 14, 1997
----------------------------------------     Chief Executive Officer
           GERALD W. HADDOCK                 (Principal Executive Officer)

          /s/ DALLAS E. LUCAS              Senior Vice President and Chief     February 14, 1997
----------------------------------------     Financial Officer (Principal
            DALLAS E. LUCAS                  Financial and Accounting
                                             Officer)

           */s/ ANTHONY M. FRANK           Trust Manager                       February 14, 1997
----------------------------------------
            ANTHONY M. FRANK

          */s/ MORTON H. MEYERSON          Trust Manager                       February 14, 1997
----------------------------------------
           MORTON H. MEYERSON

           */s/ WILLIAM F. QUINN           Trust Manager                       February 14, 1997
----------------------------------------
            WILLIAM F. QUINN

          */s/ PAUL E. ROWSEY, III         Trust Manager                       February 14, 1997
----------------------------------------
          PAUL E. ROWSEY, III

                                           Trust Manager                       February 14, 1997
----------------------------------------
            MELVIN ZUCKERMAN


                                          *By:     /s/ GERALD W. HADDOCK
                                             -----------------------------------
                                                      GERALD W. HADDOCK
                                                      ATTORNEY-IN-FACT